UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2010

Date of Report

(Date of earliest event reported)

HAN LOGISTICS, INC.

 (Exact name of registrant as specified in its charter)

Nevada               000-52273                 88-0435998

(State or other      (Commission  (IRS Employer I.D. No.)

Jurisdiction

File No.)

of incorporation)

3889 Vistacrest Drive

Reno, Nevada  89509

(Address of principal executive offices)

(775) 848-2124

(Registrant's telephone number)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Han Logistics, Inc., a Nevada corporation (the “Company”), held its special meeting of stockholders on November 30, 2010 (the “Meeting”).  Present at the meeting was Amee Han Lombardi, who is the beneficial owner of 2,000,000 (two million) shares of the Company’s common stock, constituting 96.4% of the Company’s outstanding voting securities.

At the Meeting, each of the following proposals to amend the Company’s Articles of Incorporation was submitted to a vote of the Company’s stockholders:

•

 Proposal No. 1:  To increase the Company’s authorized one mill ($0.001) par value common stock from 50,000,000 shares to 500,000,000 shares;

•

Proposal No. 2:  To authorize a class of 175,000,000 shares of one mill ($0.001) par value preferred stock to be issued in series, each of which series shall have such powers, preferences and rights as the Board of Directors may determine;

•

Proposal No. 3:  To add a provision opting out of the Nevada Control Share Acquisitions Act, Sections 78.378 through 78.3793, inclusive of the NRS;

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Proposal No. 4:  To include a provision permitting the Company’s Board of Directors to change the Company’s name in certain circumstances without stockholder approval;

•

Proposal No. 5:  To provide that the Company may amend or repeal any provision contained in the Amended and Restated Articles in the manner provided by statute; and

•

Proposal No. 6:  To provide that no disclosed contract or other transaction involving the Company and any other entity shall be affected by the fact that a director or officer of the Company is interested in, or a director or officer of the other entity, and provide for indemnification of such persons for transactions in which the director or officer acts in good faith.

After discussion of each of the above-referenced proposals, each was submitted to a vote of the Company’s stockholders.  Ms. Han Lombardi voted her 2,000,000 (two million) shares in favor of each proposal, and each was declared to be duly approved by the stockholders of the Company.  No shares were voted against or withheld with respect to any proposal, and there were no abstentions or broker non-votes.

Each of the above-referenced proposals was disclosed in the Company’s definitive information statement that was filed with the Securities and Exchange Commission on November 17, 2010, and mailed to the Company’s stockholders.  The Company’s Amended and Restated Articles of Incorporation, which contain each of the provisions identified above, and which were attached as Appendix A to the definitive information statement, have been submitted for filing with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAN LOGISTICS, INC.

Date:  12-1-2010

/s/ Amee Han Lombardi

Amee Han Lombardi,

President